UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 24, 2007

Monarch Casino & Resort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(775) 335-4600

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

On October 24, 2007, Monarch Casino & Resort, Inc. issued a press release announcing its financial results for the third quarter ended September 30, 2007. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

99.1 Press Release, dated October 24, 2007, issued by Monarch Casino & Resort, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.

Date: October 24, 2007	/s/ Ronald Rowan
Ronald Rowan Chief Financial Officer and Treasurer

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Exhibit 99.1

MONARCH CASINO REPORTS RECORD RESULTS

•	Net revenue of $43.6 million
•	Income from operations of $11.7 million
•	EBITDA(1) of $13.7 million
•	Diluted EPS of 41 cents

RENO, NV - October 24, 2007 - Monarch Casino & Resort, Inc. (NASDAQ: MCRI) (the "Company"), owner of the Atlantis Casino Resort Spa in Reno, Nevada, today announced record quarterly results for casino and food and beverage gross revenue, net revenue, income from operations, EBITDA (1) and diluted EPS.

The Company reported record quarterly net revenue of $43.6 million, a 4.5% increase over the third quarter of 2006, driven primarily by quarterly records for gross revenue from its casino and food and beverage operations of $29.9 million and $11.0 million, respectively. Gross revenue from the hotel operation of $8.0 million was slightly lower than prior year’s third quarter all-time record of $8.1 million.

The Company announced quarterly income from operations of $11.7 million, EBITDA(1) of $13.7 million and diluted EPS of 41 cents, each of which was also the highest ever reported for any quarter. The Company’s operating margin of 26.9% was consistent with the 26.8% operating margin reported for the third quarter of the prior year.

The Company remained debt-free during the quarter, funded approximately $11.0 million of expenditures related to its ongoing expansion and the remodeling of its existing facilities, and increased its cash balance to $52.9 million, an increase of $15.9 million from the $37.0 million balance at December 31, 2006.

When asked about the Company’s performance, Monarch’s CEO and Co-Chairman John Farahi commented: “We delivered another record quarter despite softness in the Reno gaming market and disruption from the construction of our ongoing expansion project. We are very proud of our team for delivering these results in the face of this challenging market and operating environment.” With respect to the Company’s expansion project, Mr. Farahi added, “The expansion we began constructing in the second quarter of this year is progressing according to plan and remains on track for completion in the second quarter of 2008.”

Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort Spa in Reno, Nevada. The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center. The Atlantis features a Sky Terrace, a unique structure rising approximately 55 feet above street level and spanning 160 feet across Virginia Street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company that is compliant with all casino zoning requirements and is suitable and available for future expansion and growth. Currently, the Company uses the land as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The Atlantis features approximately 51,000 square feet of high-energy casino space with 38 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance and (ii) future expansion plans and (iii) construction progress disruption and completion. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ron Rowan, CFO at (775) 825-4700 or rrowan@monarchcasino.com
John Farahi, CEO at (775) 825-4700 or JohnFarahi@monarchcasino.com

For additional information visit Monarch's web site at monarchcasino.com.

(1) "EBITDA" consists of net income plus provision for income taxes, interest expense, depreciation and amortization less interest income. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

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Monarch Casino & Resort, Inc.
Condensed Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues
Casino	$29,936,988	$27,716,814	$84,512,978	$77,621,373
Food and beverage	11,011,808	10,889,609	32,084,196	30,769,768
Hotel	8,002,564	8,101,167	21,857,687	20,580,811
Other	1,229,521	1,254,264	3,703,972	3,648,862
Gross revenues	50,180,881	47,961,854	142,158,833	132,620,814
Less promotional allowances	(6,557,585)	(6,213,477)	(19,192,626)	(17,644,527)
Net revenues	43,623,296	41,748,377	122,966,207	114,976,287
Operating expenses
Casino	9,232,990	8,991,885	26,970,411	25,483,766
Food and beverage	5,381,681	5,143,751	15,217,367	14,634,537
Hotel	2,161,564	2,206,631	6,416,669	6,312,500
Other	386,056	384,033	1,127,113	1,116,317
Selling, general and administrative	12,731,275	11,681,175	37,054,086	35,156,852
Depreciation and amortization	1,982,184	2,139,592	6,122,600	6,430,831
Total operating expenses	31,875,750	30,547,067	92,908,246	89,134,803
Income from operations	11,747,546	11,201,310	30,057,961	25,841,484

Other income (expense)
Interest income	568,462	154,230	1,385,883	190,732
Interest expense	-	(15,401)	(152,274)	(74,845)
Total other income (expense)	568,462	138,829	1,233,609	115,887

Income before income taxes	12,316,008	11,340,139	31,291,570	25,957,371

Provision for income taxes	(4,280,000)	(3,969,098)	(10,860,000)	(8,996,000)

Net income	$8,036,008	$7,371,041	$20,431,570	$16,961,371

Earnings per share of common stock:
Net income
Basic	$0.42	$0.39	$1.07	$0.89
Diluted	$0.41	$0.38	$1.06	$0.88

Weighted average number of common
shares and potential common
shares outstanding:
Basic	19,079,062	19,058,896	19,080,347	18,965,694
Diluted	19,366,043	19,245,639	19,352,064	19,263,869

Monarch Casino & Resort, Inc.
Condensed Consolidated Balance Sheets
	September 30,	December 31,
	2007	2006
ASSETS	(UNAUDITED)
Current assets
Cash and cash equivalents	$52,949,354	$36,985,187
Receivables, net	4,590,222	3,268,970
Inventories	1,478,542	1,471,667
Prepaid expenses	3,572,182	2,833,126
Deferred income taxes	1,547,144	965,025
Total current assets	64,137,444	45,523,975

Property and equipment
Land	10,339,530	10,339,530
Land improvements	3,166,107	3,166,107
Buildings	78,955,538	78,955,538
Building improvements	10,435,062	10,435,062
Furniture and equipment	71,746,192	72,708,061
Leasehold improvements	1,346,965	1,346,965
	175,989,394	176,951,263
Less accumulated depreciation and amortization	(90,245,245)	(84,325,578)
	85,744,149	92,625,685
Construction in progress	10,968,149	-
Net property and equipment	96,712,298	92,625,685
Other assets, net	84,822	231,247
Total assets	$160,934,564	$138,380,907

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$8,053,256	$8,590,669
Construction payable	1,525,987	-
Accrued expenses	8,770,601	9,878,851
Federal income taxes payable	1,371,747	16,457
Total current liabilities	19,721,591	18,485,977

Deferred income taxes	3,708,614	4,248,614
Total liabilities	23,430,205	22,734,591

Stockholders' equity
Preferred stock, $.01 par value, 10,000,000 shares
authorized; none issued	-	-
Common stock, $.01 par value, 30,000,000 shares
authorized; 19,096,300 shares issued;
19,067,518 outstanding at 9/30/07
19,065,968 outstanding at 12/31/06	190,963	190,726
Additional paid-in capital	25,285,175	23,205,045
Treasury stock, 28,782 shares at 9/30/07
6,582 shares at 12/31/06, at cost	(678,039)	(24,145)
Retained earnings	112,706,260	92,274,690
Total stockholders' equity	137,504,359	115,646,316
Total liability and stockholder's equity	$160,934,564	$138,380,907

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Monarch Casino & Resort, Inc.
Reconciliation of Net Income to EBITDA (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007 (unaudited)	2006 (unaudited)	2007 (unaudited)	2006 (unaudited)
Net income	$8,036,008	$7,371,041	$20,431,570	$16,961,371
Adjustments
Provision for income taxes	4,280,000	3,969,098	10,860,000	8,996,000
Interest expense	-	15,401	152,274	74,845
Depreciation & amortization	1,982,184	2,139,592	6,122,600	6,430,831
Interest income	(568,462)	(154,230)	(1,385,883)	(190,732)
EBITDA (1) (unaudited)	$13,729,730	$13,340,902	$36,180,561	$32,272,315

(1) "EBITDA" consists of net income plus provision for income taxes, interest expense, depreciation and amortization less interest income. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.